PLEDGE AGREEMENT

     This PLEDGE AGREEMENT, dated as of February 16, 2006 (together with all amendments, if any, from time to time hereto, this "Agreement") is between JAINDL ASSOCIATES, L.P., a Delaware limited partnership (the "Pledgor"), and THE ESTATE OF FREDERICK J. JAINDL, A/K/A FRED J. JAINDL, A/K/A FRED JAINDL, DECEASED (the "Estate" or "Lender").

                              W I T N E S S E T H:

     WHEREAS, Frederick J. Jaindl has heretofore provided a loan to the Pledgor in the original principal amount of $4,493,812, the current principal balance being $4,421,297.98 (the "Loan"), pursuant to the terms and conditions of that certain Promissory Note dated March 1, 2004 executed by the Pledgor in favor of Frederick J. Jaindl (as amended, modified and restated from time to time, the "Note"); and

     WHEREAS, Frederick J. Jaindl died on March 29, 2004, and Letters Testamentary were duly issued by the Register of Wills of Lehigh County on April 6, 2004 appointing David M. Jaindl, Mark W. Jaindl and John F. Lisicky as Co-Executors (collectively, the "Co-Executors"); and

     WHEREAS, on November 30, 2005, the Co-Executors of the Estate called the Note to be paid in accordance with its terms so that the payments under the Note would be due on or before November 30, 2006; and

     WHEREAS, the Lender has become aware that certain distributions of common stock are contemplated to be distributed by the General Partner, Mark W. Jaindl, to the partners of the Pledgor in the amount of 2,561,835.07 shares of common stock of American Bank Incorporated (the "American Bank Stock"); and

     WHEREAS, in the negotiations of this transaction, Mark W. Jaindl in his capacity as General Partner of Pledgor has agreed to secure the Pledgor's duties, obligations and liabilities under the Note, with the distributions being made by Pledgor to the partners of Pledgor (including Mark W. Jaindl, in his individual capacity), by pledging the American Bank Incorporated Trust Preferred Stock to the Lender, pursuant to the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and intending to be legally bound hereby, it is agreed as follows:

     1. Definitions. Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

               "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

               "Default" shall mean any event specified in Section 8 hereof, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

               "Event of Default" shall mean any event specified in Section 8 hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

               "Pledged  Collateral"  has the  meaning  assigned to such term in
          Section 2 hereof.

               "Pledged   Entity"   means   American   Bank  and  American  Bank
          Incorporated.

               "Pledged   Shares"  means  those  shares  of  the  American  Bank
          Incorporated  Trust  Preferred Stock listed and described on Part A of
          Schedule I hereto.

               "Secured  Obligations"  has the meaning  assigned to such term in
          Section 3 hereof.

     2. Pledge. Pledgor hereby pledges to the Lender a security interest in all of its right, title and interest in and to the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

     3. Security for Secured Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all of Pledgor's obligations of any kind under the Note and all obligations of Pledgor now or hereafter existing under this Agreement, including, without limitation, all fees (including attorneys' fees), costs and expenses recoverable under the Note, whether in connection with collection actions hereunder or thereunder or otherwise (collectively, the "Secured Obligations").

     4. Delivery of Pledged Collateral. All certificates evidencing the Pledged Collateral shall be delivered to John F. Lisicky, as the Co-Executor of Lender, and held by or on behalf of the Lender pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

     5. Representations and Warranties. Pledgor represents and warrants to the Lender that:

          (a) Pledgor is the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement;

          (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;

          (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to the Lender as provided herein;

          (d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

          (e) All of the Pledged Shares are presently owned by Pledgor as set forth on Part A of Schedule I hereto, and, if certificated, are presently represented by the certificates listed on Part A of Schedule I hereto and, as of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

          (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of the voting and other rights conditionally provided for in this Agreement, or the remedies upon on Event of Default, in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

          (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first-priority Lien on and a first-priority perfected security interest in favor of the Lender in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations; and

          (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

     The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement, but shall be deemed made by Pledgor only as of the date hereof.

     6. Covenants. Pledgor covenants and agrees that until the payment and satisfaction in full of the Note and the Secured Obligations by wire or certified check:

          (a) Without the prior written consent of the Lender, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Note;

          (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Lender from time to time may request in order to ensure to the Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary financing statements, which may be filed by the Lender with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with the Lender, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

          (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Lender in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

7. Pledgor's Rights. As long as no Event of Default (as hereinabove defined) shall have occurred and be continuing and until written notice shall be given to
Pledgor:

          (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Note; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Lender in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Note, or unless as part of or as a result of that transaction the Note would be paid off in full):

               (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

               (ii) the consolidation or merger of a Pledged Entity with any other Person;

               (iii)   the  sale,   disposition   or   encumbrance   of  all  or
substantially all of the assets of a Pledged Entity; or

               (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional ownership interests; and

          (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares to the extent not in violation of the Note other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

               (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause
(i) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to the Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

8.  Events  of  Default.  Each of the  following  shall  constitute  an Event of
Default:

          (a) Event of Default Under the Note. Occurrence of an Event of Default under the Note.

          (b) Non-Payment. Failure by Pledgor to pay any amounts due to the Lender under this Agreement, and such failure is not cured within sixty (60) days by payment of the amount due to Lender.

          (c) Falsity of Representations and Warranties. Any representation or warranty made by Pledgor in this Agreement, or in any certificate, financial statement or other statement furnished at any time under or in connection with this Agreement, shall prove to be false or misleading in any material respect as of the date when made, and such situation is not remedied or corrected within thirty (30) days of written notice from Lender to Pledgor.

          (d) Failure to Perform Certain Covenants. Failure by Pledgor to observe or perform any other covenants, conditions or provisions contained in this Agreement, and such failure is not cured within sixty (60) days of written notice from Lender to Pledgor of such failure.

     9. Defaults and Remedies. Upon the occurrence of an Event of Default, the Lender shall have, in addition to any other rights and remedies contained in this Agreement or in the Note, all the rights and remedies of a secured party under the UCC, all of which shall be cumulative to the extent permitted by law. In addition to all such rights and remedies, the Lender may sell or otherwise dispose of the Pledged Collateral, or any part thereof, at public or private sale, for cash, credit or any combination thereof. The Lender shall have the right to bid and purchase at such sale or sales. The proceeds of any sale or other disposition of all or any part of the Pledged Collateral upon which Lender has a security interest, after payment of all costs and expenses of sale, including retaking, holding, preparing for sale, selling and the like and also including reasonable attorneys' fees and legal expenses incurred by the Lender, shall be applied by the Lender to the then-outstanding balance of any of the Secured Obligations and any surplus shall be paid by the Lender to Pledgor. Pledgor shall be liable to the Lender for any deficiency. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO DISPOSITION OR LIQUIDATION OF THE PLEDGED

COLLATERAL SHALL OCCUR UNLESS THE PLEDGOR IS GIVEN 20 BUSINESS DAYS NOTICE OF THE INTENDED SALE OR OTHER DISPOSITION OF THE PLEDGED COLLATERAL, INCLUDING WHEN AND WHERE THE SALE OR OTHER DISPOSITION OF THE PLEDGED COLLATERAL WILL OCCUR.

     10. Waiver. No delay on the Lender's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Lender's rights as against Pledgor in any respect.

     11. Termination. Immediately following the payment by wire transfer or certified check in satisfaction of the Note and the Secured Obligations, the Lender shall deliver to Pledgor the Pledged Collateral subject to this Agreement, along with all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and all of Pledgor's obligations hereunder shall at such time terminate.

     12. Lien Absolute. All rights of the Lender hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Note or any other agreement or instrument governing or evidencing any Secured Obligations;

          (b) any waiver by Lender of or any consent to any departure from the Note or any other agreement or instrument governing or evidencing any Secured Obligations;

          (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) the insolvency of Pledgor; or

          (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

     13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any bankruptcy petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     14. Miscellaneous.

          (a) The Lender may execute any of its duties hereunder by or through agents and shall be entitled to advice of counsel, at Lender's expense, concerning all matters pertaining to its duties hereunder.

          (b) Neither the Lender, nor any of its Co-Executors, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for (a) any breach or default by Lender under this Agreement, or (b) its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (c) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF SUCH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE LENDER AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE LENDER AND PLEDGOR.

     15. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

     16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and sent to the other parties hereto:

     The Lender:               The Estate of Frederick J. Jaindl, a/k/a Fred J.
                               Jaindl, a/k/a Fred Jaindl, Deceased
                               3150 Coffeetown Road
                               Orefield, PA  18069

                               Attention: David M. Jaindl, Co-Executor, Mark W. Jaindl, Co-Executor, John F. Lisicky, Co-Executor

          with a copy to:      Stevens & Lee
                               190 Brodhead Road, Suite 200

                               P.O. Box 20830
                               Lehigh Valley, PA  18002-0830

                               Attention:  Edward A. Fedok, Esquire

     The Pledgor:              Jaindl Associates, L.P.
                               c/o American Bank
                               4029 Tilghman Street
                               Allentown, PA  18104

                               Attention:  Mark W. Jaindl

          with a copy to:      Law Offices of Kevin T. Fogerty
                               Mill Run Office Center
                               1275 Glenlivet Drive, Suite 150
                               Allentown, PA  18106
                               Attention:  Kevin T. Fogerty, Esquire

     17. Section Titles. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     18. Counterparts. This Agreement may be executed in any number of separate counterparts by one or more of the parties hereto and all of said counterparts taken together shall constitute one and the same instrument.



            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                  JAINDL ASSOCIATES, L.P.

                                  By: /s/ Mark W. Jaindl
                                      -----------------------------------------
                                      Mark W. Jaindl, General Partner

                                               ("Pledgor")

                                  ESTATE OF FREDERICK J. JAINDL, A/K/A FRED J.
                                  JAINDL, A/K/A FRED J. JAINDL, DECEASED

                                  By: /s/ Mark W. Jaindl
                                      -----------------------------------------
                                      Mark W. Jaindl, Co-Executor


                                  By: /s/ David M. Jaindl
                                      -----------------------------------------
                                      David M. Jaindl, Co-Executor


                                  By: /s/ John F. Lisicky
                                      -----------------------------------------
                                      John F. Lisicky, Co-Executor

                                               ("Lender")

                                  SCHEDULE I.

                                     PART A
                                     ------
                                 PLEDGED SHARES


======================================== ========================= ==================== =====================
                                                                          Stock
                                                  Class                Certificate
            Pledged Entity                       of Stock               Number(s)         Number of Shares
            --------------                       --------               ---------                  -------

======================================== ========================= ==================== =====================
      American Bank Incorporated             Trust Preferred                                  415,000
---------------------------------------- ------------------------- -------------------- ---------------------
---------------------------------------- ------------------------- -------------------- ---------------------

---------------------------------------- ------------------------- -------------------- ---------------------
---------------------------------------- ------------------------- -------------------- ---------------------

---------------------------------------- ------------------------- -------------------- ---------------------
---------------------------------------- ------------------------- -------------------- ---------------------

---------------------------------------- ------------------------- -------------------- ---------------------
---------------------------------------- ------------------------- -------------------- ---------------------

======================================== ========================= ==================== =====================